UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 19, 2014

GLOBAL HEALTHCARE REIT, INC.

 (Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

       3050 Peachtree Road NW, Suite 355, Atlanta GA  30305

(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (404) 549-4293

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.01	ACQUISITION OF ASSETS

Effective May 19, 2014,  the Company entered into a Membership Interest Purchase Agreement pursuant to which it acquired from Christopher and Connie Brogdon (“Brogdon”)  (i) units representing an undivided 45% Membership Interest in Goodwill Hunting, LLC, a Georgia limited liability company, and (ii) units representing an undivided 36.7% Membership Interest in GWH Investors, LLC, a Delaware limited liability company (collectively, the “Units”). GWH Investors, LLC owns a 40% membership interest in Goodwill Hunting, LLC.  Together, the Company acquired, directly and indirectly, a 59.7% interest in Goodwill Hunting, LLC. The purchase price for the Units was $800,000.

Goodwill Hunting, LLC owns a 172 bed skilled nursing facility located in Macon, Georgia. It is leased to Goodwill Healthcare and Rehabilitation, LLC under an operating lease that expires in 2017.

ITEM 9.01:       EXHIBITS

(a)

Financial Statements

None.  The Company has determined that the acquisition of the Units did not constitute the purchase of a “business” within the meaning of Rule 11-01(d) of Regulation S-X.

If the Company determines that financial statements of Goodwill Hunting, LLC or GWH Investors, LLC are required under the guidance of Financial Reporting Manual 2340,  such financial statements will be filed within 75 days of May 19, 2014 pursuant to Item 9.01(a)(4) of Form 8-K.

(b)

Pro Forma Financial Information

Pursuant to the provisions of Item 9.01(b)(2) of Form 8-K,  pro forma financial information giving effect to the purchase of the Units will be filed within 75 days of May 19, 2014.

(c)

Exhibits

Item	Title
10.1	Membership Interest Purchase Agreement with Goodwill Hunting, LLC and GWH Investors, LLC

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: May 23, 2014	___/s/ Christopher Brogdon____ Christopher Brogdon, President